Exhibit 23.2

Consent of Independent Consultants

As independent oil and gas consultants, Schlumberger Data & Consulting Services hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461 and 333-125682) and Form S-4 (File Nos. 333-123634, 333-125313, 333-126476 and 333-128453) of Chesapeake Energy Corporation of information from our reserve report dated February 12, 2005, entitled “Reserve and Economic Audit of Proved Reserves of Certain Columbia Natural Resources, LLC Oil & Gas Properties” as of December 31, 2004, which information appears in the Form 8-K of Chesapeake Energy Corporation filed with the Securities and Exchange Commission on November 1, 2005.

Sincerely,

/s/ Joseph H. Frantz Jr.

Consulting Services Operations Manager, P.E.

USLand East

November 18, 2005